 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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American Independence Funds Trust
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American Independence Funds Trust

American Independence Boyd Watterson Short-Term Enhanced Bond Fund

(formerly known as the American Independence Strategic Income Fund)

230 Park Avenue, Suite 534

New York, NY 10169

(866) 410-2006

www.americanindependence.com

April 8, 2014

Dear Shareholder:

On behalf of the Board of Trustees of American Independence Funds Trust (the “Trust”), I cordially invite you to attend a Special Meeting of Shareholders (the “Meeting”) of the American Independence Boyd Watterson Short-Term Enhanced Bond Fund, a series of the Trust (the “Fund”), to be held at 10:00 a.m. (Eastern time) on April 25, 2014 at the Trust’s offices located at 230 Park Avenue, Suite 534, New York, NY 10169. The purpose of the Meeting is to ask shareholders to consider the following proposals:

•         Approval of a New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Boyd Watterson Asset Management, LLC on behalf of the American Independence Boyd Watterson Short-Term Enhanced Bond Fund; and

•         Approval of any other matters as may properly come before the Meeting and any adjournment or postponement thereof.

INCLUDED WITH THIS LETTER ARE A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS, A PROXY STATEMENT AND A PROXY CARD.

Regardless of the number of shares you own, it is important that your shares are represented and voted. If you cannot personally attend the Special Shareholders’ Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy card in the postage-paid envelope provided.

We thank you for your time and for your investment in American Independence Funds Trust.

Sincerely,

Eric M. Rubin

President

American Independence Funds Trust

American Independence Funds Trust

American Independence Boyd Watterson Short-Term Enhanced Bond Fund

(formerly known as the American Independence Strategic Income Fund)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the American Independence Funds Trust (the “Trust”), a Delaware business trust, will be held at the Trust’s offices, located at 230 Park Avenue, Suite 534, New York, NY  10169, on April 25, 2014  at 10:00 a.m. (Eastern time) for the following purposes:

Proposals

1.	To approve a New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Boyd Watterson Asset Management, LLC.
2.	To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

After careful consideration, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously approved each of the proposals listed above and recommended that shareholders vote “FOR” the proposal. The matter referred to above in Proposal 1 is discussed in detail in the proxy statement attached to this Notice. The Board of Trustees has fixed the close of business on March 31, 2014 as the record date for determining shareholders entitled to notice of and to vote at the Meeting.  Each share of the Fund is entitled to one vote with respect to the proposals, with fractional votes for fractional shares.

Eric M. Rubin

President

American Independence Funds Trust

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have submitted a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

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American Independence Funds Trust

American Independence Boyd Watterson Short-Term Enhanced Bond Fund

(formerly known as the American Independence Strategic Income Fund)

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2014

INTRODUCTION

This proxy statement is solicited by the Board of Trustees (the “Board”) of American Independence Funds Trust (the “Trust”) with respect to the American Independence Boyd Watterson Short-Term Enhanced Bond Fund, a series of the Trust (the “Fund”), for voting at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m. (Eastern time) on April 25, 2014 at the Trust’s offices at 230 Park Avenue, Suite 534, New York, NY  10169, and at any and all adjournments thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual and semi-annual reports to shareholders upon request, which may be made either by writing to the American Independence Funds Trust at the address above or by calling toll-free (866) 410-2006. The annual and semi-annual reports will be mailed to you by first-class mail within three business days of your request.

SOLICITATION OF PROXIES

The Board is soliciting votes from shareholders of the Trust with respect to the proposal discussed below. The solicitation of votes is made by the mailing of this Proxy Statement and the accompanying proxy card on or about April 10, 2014. In addition to solicitation by mail, certain officers and representatives of the Trustees, officers and employees of the Trust’s investment adviser or their affiliates or a professional solicitation organization, may solicit proxies by telephone, facsimile or personally, at no extra cost to shareholders. (See “Shareholder Meeting Costs and Voting Procedures” under “ADDITIONAL INFORMATION ABOUT THE FUND.”)

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Additional matters would only include matters that were not anticipated as of the date of this Proxy Statement.

Each share of the Fund is entitled to one vote on the proposal and on each other matter that it is entitled to vote upon at the Meeting. The Trust knows of no other business to be voted upon at the Meeting other than the proposal set forth in the accompanying Notice of Special Meeting of Shareholders and described in this Proxy Statement.

Each valid proxy that the Trust receives will be voted in accordance with your instructions and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, then that proxy will be voted “FOR” the proposal. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust, or by voting in person at the Meeting.

The presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Fund shall constitute a quorum at the Meeting for the Fund, permitting action to be taken. In the event that sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting for a reasonable period or periods of time to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the proposals and will vote against any such adjournment those proxies required to be voted against the proposals.

1

The proposals require the affirmative vote of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities” of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), means: the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

The Board has fixed the close of business on March 31, 2014, as the record date (the “Record Date”) for determining holders of the Fund shares entitled to notice of and to vote at the Meeting. See “Ownership of Shares” under “ADDITIONAL INFORMATION ABOUT THE FUND” for record date shares for the Fund.

OVERVIEW OF PROPOSAL

At a Board meeting held on September 20, 2013 (the “Board Meeting”), the Board of Trustees of the American Independence Funds Trust (the “Trust’s Board”), including a majority of the Independent Trustees, unanimously approved the proposal with respect to the American Independence Boyd Watterson Short-Term Enhanced Bond Fund (the “Fund”) to approve an investment sub-advisory agreement between American Independence Financial Services, LLC (“American Independence”) and Boyd Watterson Asset Management, LLC (“Boyd Watterson”), subject to the approval of the Fund’s shareholders.

At that same Board Meeting, the Trust’s Board approved (i) an interim investment sub-advisory agreement between American Independence and Boyd Watterson on behalf of the Fund (the “Interim Agreement”); (ii) a change in the name of the Fund; (iii) a change in the Fund’s benchmark; and (iv) a change to the Fund’s investment strategies. More information about the changes to the investment strategies can be found below.

Effective November 15, 2013, Boyd Watterson took over the day to day management of the Fund under the Interim Agreement, the Fund changed its name to the American Independence Boyd Watterson Short-Term Enhanced Bond Fund, and the Fund’s benchmark changed to the Barclays Government/Credit 1-3 Year Index.

The proposal requires the approval of Fund shareholders and is detailed below.

_____________________

PROPOSAL 1 – Approval of a new Sub-Advisory Agreement between American Independence Financial Services, LLC and Boyd Watterson Asset Management, LLC on behalf of the Boyd Watterson Short-Term Enhanced Bond Fund.

Shareholders of the Fund are being asked to approve a proposed Investment Sub-Advisory Agreement with Boyd Watterson (the “New Sub-Advisory Agreement”). At a Board meeting held on September 20, 2013, the Board, including a majority of the Independent Trustees (as defined below), unanimously approved the New Sub-Advisory Agreement between American Independence and Boyd Watterson with respect to the Fund, subject to the approval of the Fund’s shareholders.

Under American Independence’s supervision, Boyd Watterson will be responsible for making the specific decisions about buying, selling and holding securities; selecting and negotiating with brokers and brokerage firms; and maintaining accurate records for the Fund.

The Board is recommending the approval of the New Sub-Advisory Agreement for the Fund.

Background

At the Board Meeting, American Independence proposed that Boyd Watterson be appointed as sub-advisor to the Fund, along with other changes, as discussed above in “Overview of Proposal”, designed to make the Fund more attractive to a broader audience and to achieve critical mass and potential economies of scale.

In 2011, American Independence became concerned about the uncompetitive performance track record of the Fund and recommended the retention of HighMark Capital Management, Inc. (“HighMark”), a subsidiary of Union Bank of California. HighMark was managing a very similar product under its own fund group and had produced very competitive results.  In the past year, however, HighMark’s parent repositioned its asset management business selling its fund business to another firm and became a sub-adviser to the funds. Due to these changes at HighMark, American Independence became concerned about the retention of the current portfolio team.  Simultaneously, American Independence was advised that a significant shareholder in the Fund would be redeeming approximately $45 million of the Fund’s assets in order to seek better yield for its clients, which was the catalyst for a broader analysis of the Fund and the space it occupies in the competitive market.

American Independence believes that the modification of the Fund to seek a broader mandate will satisfy investors’ desire for a more yield focused product, and also fill a growing space in the fixed income market.  Given that Boyd Watterson manages another fund in the Trust, American Independence is familiar with Boyd Watterson’s credit capabilities and ability to use credit and spread product effectively.  To achieve the possibility of critical mass for the Fund, American Independence, with consideration of Boyd Watterson’s strategy recommendations, proposed the following changes to the Fund:

  Rename the Fund to the Boyd Watterson Short-Term Enhanced Bond Fund
  Focus on Corporate Credit (as opposed to current multi-sector)
  Reposition the portfolio to approximately 45% BBB-rated bonds (at the time of the Board Meeting, the fund held approximately 25% in BBB-rated bonds)
  Allocation of 25% to High Yield securities (at the time of the Board Meeting, the previous maximum percentage in high yield securities was 15%)
  Target a 2% net yield (at the time of the Board Meeting was approximately 1.21%)
  Sector allocation of 92% Corporate (at the time of the Board Meeting was approximately 57%)
  Allow for the use of leveraged loans, convertibles, CLOs, CDOs, and ETFs
  Eliminate the limits on dollar denominated international bonds (including emerging market debt)
  Revised fee and expense arrangements

Based on the above discussion, American Independence recommended Boyd Watterson to the Board and Boyd Watterson presented to the Board their philosophy and performance.  After careful consideration, the Board approved the termination of the current Investment Sub-Advisory Agreement between American Independence and HighMark (the “Current Sub-Advisory Agreement”) and approved an Interim Investment Sub-Advisory Agreement to retain Boyd Watterson to manage the Fund’s portfolio based on a review of Boyd Watterson’s experience, personnel and performance in the management of similar mandates. American Independence provided notice to HighMark of such termination, which was effective as of the close of business on November 14, 2013.

Since November 15, 2013, Boyd Watterson has served as the Sub-Advisor to the Fund’s portfolio in accordance with an interim sub-advisory agreement. Under American Independence’s supervision, Boyd Watterson is responsible for making the specific decisions about buying, selling and holding securities; selecting and negotiating with brokers and brokerage firms; and maintaining accurate records for the Fund.

Sub-Advisory Agreement with HighMark

HighMark previously served as the Fund’s investment sub-adviser pursuant to the Current Sub-Advisory Agreement, which was most recently approved by the Board on June 13, 2013, and by shareholders of the Fund on December 27, 2011.

On September 20, 2013, the Board approved the termination of the Current Sub-Advisory Agreement and American Independence provided notice to HighMark of such termination, which was effective as of November 14, 2013.

Terms of the New Sub-Advisory Agreement

It is proposed that the Adviser and Boyd Watterson, on behalf of the Fund, enter into the New Sub-Advisory Agreement, to become effective upon the date of shareholder approval. Under Section 15(a) of the 1940 Act, the New Sub-Advisory Agreement requires the approval of (i) the Board, including a majority of the Trustees who are not “interested persons” of any party to the New Sub-Advisory Agreement, and (ii) the shareholders of the Fund. Based upon the considerations described below under “Approval of New Sub-Advisory Agreement by the Board of Trustees,” the Board, including all of the Independent Trustees, approved the New Sub-Advisory Agreement on September 20, 2013.

The terms of the New Sub-Advisory Agreement are substantially the same as the terms of the Current Sub-Advisory Agreement, which was last approved by the Board, including a majority of the Independent Trustees, at a meeting held on June 13, 2013.  Boyd Watterson will be entitled to 0.20% of net assets per annum, less any fee waivers and reimbursements, the same rate as provided for in the Current Sub-Advisory Agreement. A copy of the form of the New Sub-Advisory Agreement is attached as Appendix A to this Proxy Statement.

Under the New Sub-Advisory Agreement, pursuant to the oversight and supervision of American Independence and the direction and control of the Board, Boyd Watterson will perform certain of the day-to-day operations of the Fund which include the following services at the request of American Independence: (i) managing the investment and reinvestment of the Fund’s assets in accordance with the investment policies of the Fund; (ii) arranging for the purchase and sale of securities and other assets for the Fund; (iii) providing investment research and credit analysis concerning the Fund’s assets; (iv) placing orders for purchases and sales of the Fund’s assets; (v) maintaining the books and records as are required to support Fund investment operations; and (vi) monitoring on a daily basis the investment activities and portfolio holdings relating to the Fund. At the request of American Independence, Boyd Watterson will also, subject to the oversight and supervision of American Independence and the direction and control of the Board, consult with American Independence as to the overall management of the Fund’s assets and the investment policies and practices of the Fund. The nature of the services to be performed by Boyd Watterson pursuant to the New Sub-Advisory Agreement is expected to be substantially similar to the services performed by HighMark under the Current Sub-Advisory Agreement.

The New Sub-Advisory Agreement may be terminated without penalty at any time by the Trust with respect to the Fund (either by the Board or by a majority vote of the Fund’s outstanding shares), or by American Independence on 60-days’ written notice to Boyd Watterson, and it will automatically terminate in the event of its assignment as defined in the 1940 Act.

Advisory and Sub-Advisory Fee

The investment advisory fee rate will not change. Under the current Advisory Agreement between American Independence and the Fund, the Fund pays American Independence an investment advisory fee at an annual rate equal to 0.40% of the average daily value of the Fund’s net assets. American Independence will pay the investment sub-advisory fee out of the advisory fee received from the Fund in an amount of 0.20% of the Fund’s average daily net assets less any fees waived and/or reimbursed.

Approval of New Investment Sub-Advisory Agreement by the Board of Trustees

At a meeting held September 20, 2013, the Board, including all of the Independent Trustees, unanimously approved the New Investment Sub-Advisory Agreement.

In determining whether or not it was appropriate to approve the New Investment Sub-Advisory Agreement and to recommend their approval to the shareholders, the Board, including the Trustees who are not interested persons of American Independence, considered various materials and representations provided by American Independence and Boyd Watterson, and the Board was advised by independent legal counsel with respect to these matters. In reaching their decision, the Board carefully considered information that they had received throughout the year as part of their regular oversight of the Trust and information from American Independence that was provided in connection with the 2013 Contract Renewal Meeting in addition to the information provided at the September 20, 2013 meeting.

Information considered by the Trustees included, among other things, the following: (1) representation that the same persons responsible for management of the Core Plus Fund under a Sub-Advisory Agreement for that Fund are currently expected to manage the Fund under the New Investment Sub-Advisory Agreement; (2) that the total compensation to be paid by the Fund under the New Investment Sub-Advisory Agreement reflects a fair compensation with respect to the type of Fund and the qualifications of the Boyd Watterson management team; (3) American Independence’s and Boyd Watterson’s representation that each will keep any existing expense limitation agreement in effect; and (4) the commitment of American Independence and Boyd Watterson that there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders.

Further, at the September 20, 2013 Meeting, the Board reached its determinations with respect to the New Investment Sub-Advisory Agreement, based on the following factors: (1) the quality of Boyd Watterson’s investment advisory and other services; (2) Boyd Watterson’s investment management personnel; (3) Boyd Watterson’s operations and financial condition; (4) Boyd Watterson’s brokerage practices (including any soft dollar arrangements and any benefits Boyd Watterson would receive from its relationship with the Fund); (5) the level of the fees that Boyd Watterson charges compared with the fees charged to comparable mutual funds or accounts; (6) the Fund’s overall fees and operating expenses compared with similar mutual funds; (7) whether American Independence and Boyd Watterson had waived or reimbursed any fees; (8) the level of Boyd Watterson’s profitability including the anticipated impact to its profitability under its relationship with the Fund; (9) Boyd Watterson’s compliance systems; (10) Boyd Watterson’s policies on compliance procedures for personal securities transactions; and (11) Boyd Watterson’s reputation, expertise and resources in the financial markets.

The Trustees discussed the extent to which economies of scale were projected by American Independence and Boyd Watterson to be realized as the Fund’s assets, or the assets of the Trust overall, grew. The Trustees discussed the plans of American Independence and Boyd Watterson and their affiliates for marketing and distributing the shares of the various series of the Trust. The Trustees reviewed information about the potential effect of asset growth on Fund expenses, and the difficulty of forecasting its effect on the profitability of American Independence and Boyd Watterson. It was noted that, to the extent the Fund’s gross expenses currently were higher than its net expenses, the reduction of the Fund’s gross expenses through the achievement of economies of scale might benefit American Independence and Boyd Watterson by reducing the expenses American Independence and Boyd Watterson must reimburse to the Fund, rather than directly benefiting the Fund by reducing their net expenses.

In reaching their conclusion with respect to the approval of the New Investment Sub-Advisory Agreement, the Board members did not identify any one single factor as being controlling; rather, the Board took note of a combination of factors that influenced their decision making process. The Board did, however, identify that management’s demonstrated commitment to the continued enhancement of investment performance, the commitment of American Independence and Boyd Watterson to the successful operation of the Fund, and the level of expenses of the Fund, as well as the continued use of expense limitation agreements in order to reduce the overall operating expenses of the Fund, as being important elements of its consideration. The Board also considered the effectiveness of the compliance programs of the Fund, American Independence and Boyd Watterson in accordance with applicable requirements relating to mutual funds and their investment advisers.

The Board also determined that the New Investment Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board unanimously approved the Interim Sub-Advisory Agreement, approved the New Sub-Advisory Agreement, and voted to recommend approval by the Fund’s shareholders with respect to the New Sub-Advisory Agreement.

If shareholders approve the New Sub-Advisory Agreement, it will remain in effect for up to two years from the date it takes effect, and, unless earlier terminated, will continue for maximum terms of one year thereafter, provided that each such continuance is approved annually with respect to the Fund (i) by the Trust’s Board or by a vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Independent Trustees.

How does Proposal 1 affect shareholders of the Fund?

As discussed above, the Fund will be making the following changes: (i) the name of the Fund has changed to the American Independence Boyd Watterson Short-Term Enhanced Bond Fund; (ii) a change to the Fund’s benchmark to the Barclays Government/Credit 1-3 Year Index; and (iii) certain changes to the Fund’s investment strategies and risks as further discussed blow.

Changes to Fund’s principal investment strategies and risks:

Principal Strategies.  The Fund’s principal investment strategies are amended to reflect the following:

Under normal market conditions, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in fixed income securities and maintain an average dollar weighted duration between 1 and 3 years. The Fund may invest more than 25% of its total assets in the Banking and Finance industry. For purposes of this limitation, the Banking and Finance industry is deemed to include securities of issuers engaged in banking or finance businesses, including issuers of asset- and mortgage-backed securities. The Fund intends to limit its net assets in certain investments as follows:

➢  No more than 25% in high-yield securities (commonly referred to as “junk bonds”);

➢  No more than 20% in non-U.S. dollar denominated securities of foreign entities;

➢  No more than 10% in the following:

o   Exchange Traded Funds;

o   Collateralized Debt Obligations, including Collateralized Loan Obligations and Collateralized Bond Obligations; and

➢  No more than 5% in the following:

o   Convertible securities;

o   Preferred securities.

In addition to the above, added to the main types of securities the Fund may hold,  are collateralized debt obligations (“CDOs”), including collateralized loan obligations (“CLOs”) and collateralized bond obligations (“CBOs”); and convertible securities, including preferred stock. The may also invest in other investment companies, including exchange traded funds (“ETFs”).

Principal Risks.  Due to the above strategy changes, the Fund will be exposed to the following risks:

Convertible Securities Risk. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the underlying securities.

Collateralized Debt Obligation (“CDOs”) Risks. CDOs are types of asset-backed securities. The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Fund invests. Normally, CLOs, CBOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid securities; however, an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in the Prospectus (e.g., interest rate risk and default risk), CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Holders of CLOs bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Counterparty Risk. The risk that a counterparty to a financial instrument entered into by the Fund or held by special purpose or structured vehicle becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties. The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Fund will typically enter into financial instrument transactions with counterparties whose credit rating is investment grade, or, if unrated, determined to be of comparable quality by the investment manager.

Change in the Fund’s Benchmark:

Effective November 15, 2013, the Fund’s benchmark changed to the Barclays Government/Credit 1-3 Year Index. The Government Index includes treasuries (i.e., public obligations of the U.S. Treasury that have remaining maturities of more than one year) and agencies (i.e., publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The Credit Index includes publicly issued U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity, and quality requirements. Prior to November 15, 2013, the Fund’s benchmark was the Barclays Capital 1-3 Year Aggregate Bond Index. The benchmark changed to match the investment objective and investment strategies of the new Sub-Adviser.

Information About Boyd Watterson

Boyd Watterson offers a variety of fixed income, equity and customized products to institutions, individuals and sponsor programs. Boyd Watterson also serves as sub-adviser to another fund in the Trust, the Boyd Watterson Core Plus Fund.  Boyd Watterson is headquartered at 1801 E. 9th St., Suite 1400, Cleveland, Ohio 44114.  Boyd Watterson managed more than $5.483 billion in assets as of December 31, 2013, and is a wholly owned subsidiary of Titanium Asset Management Corporation, located at 777 E. Wisconsin Ave., Suite 2350, Milwaukee, WI 53202.

The Boyd Watterson investment team of David Dirk, Gregory Cobb, Justin Waggoner, Brian Convery and G. David Hollins is jointly and primarily responsible for the day-to-day management of the Fund. Their biographical information is set forth below.

David M. Dirk, CFA. Mr. Dirk is Executive Vice President / Director of Portfolio Management and Trading with responsibility for directing all Portfolio Management and Trading activity at Boyd Watterson. This includes the evaluation, implementation, and execution of all strategies across Boyd Watterson's suite of fixed income products.  Mr. Dirk is also co-portfolio manager of Boyd Watterson Core Plus Fund.  Mr. Dirk joined Duff & Phelps, predecessor to Boyd Watterson Asset Management, in 1996 and has more than 15 years of experience in the investment industry.  He holds a CFA Charter from CFA Institute, an MBA from Case Western Reserve University, and a BA from Baldwin-Wallace College.  He is also a member of the CFA Society of Cleveland and CFA Institute.

Gregory H. Cobb. Mr. Cobb is Executive Vice President / Lead Strategist – Fixed Income with responsibility for directing the development of broad-market investment strategies at Boyd Watterson. Mr. Cobb is also co-portfolio manager of Boyd Watterson Core Plus Fund.  Prior to the integration in 2010 of Sovereign Advisors into Boyd Watterson, He served as Sovereign’s CIO and Director of Portfolio Management. Previously, he held the position of Senior Portfolio Manager at Trade Street Investment Associates and Trusco Capital Management.  Mr. Cobb has more than 25 years of investment experience and holds a BA from the University of North Carolina at Chapel Hill, where he pursued doctoral studies in economics and finance.  He is a member of the CFA Institute, a member and former board member of the CFA Society of North Carolina, a member of the World Affairs Council of Charlotte, and currently serves on the board of the NABE Charlotte Economics Club.

Justin C. Waggoner.  Mr. Waggoner is a Portfolio Manager, focusing on Boyd Watterson’s suite of taxable short/intermediate fixed income portfolios.  Mr. Waggoner joined Duff & Phelps, predecessor to Boyd Watterson Asset Management, in 1999 and has more than a decade of experience in the investment industry.  He holds an MBA from Case Western Reserve University and a BS from Ohio State University.

Brian A. Convery, CFA.  Mr. Convery is a Portfolio Manager focusing on Boyd Watterson's high yield portfolios and credit research.  Mr. Convery is also a member of the Real Estate Investment Committee.  He joined Boyd Watterson Asset Management in 2011.  Prior to joining the firm, Mr. Convery was a Senior Investment Analyst with Key Private Bank in Cleveland and a Partner at WR Huff Asset Management. Mr. Convery has more than a decade of investment experience.  He holds a CFA Charter from CFA Institute, an MBA from Georgetown University, and a BA from the University of Dayton.  Mr. Convery is a member of the CFA Society of Cleveland and CFA Institute.

G. David Hollins, CFA. Mr. Hollins is Director of Credit Research at Boyd Watterson.  Prior to joining the firm in 2008, he served as Senior Securities Analyst at Bank of America (TradeStreet Investment Associates), Investment Officer at Unum (Provident Investment Management), and Director of Research at BlackHawk Capital Management.  Mr. Hollins has 25 years of experience working in the investment industry.  He holds a CFA Charter from CFA Institute, an MBA from East Tennessee State University, and a BS from the University of Tennessee.  Mr. Hollins is a member of the CFA Society of North Carolina, CFA Institute, and the Charlotte Economics Club.

Additional Information Regarding Boyd Watterson

Information regarding the name(s), address(es) and principal occupation(s) of the principal executive officer(s) and partner(s) of Boyd Watterson is set forth in below. For further information regarding Boyd Watterson, please see www.boydwatterson.com.

Name*	Title or Status
Clyde E. Bartter	Chairman, Emeritus
Timothy M. Hyland	Senior Executive Vice President
Michael E. Bee	Senior Executive Vice President
Brian L. Gevry	CEO / Chief Investment Officer
James R. Shirak	Executive Vice President
James A. Waler	Executive Vice President/Chief Operations Officer
John L. Walsh	Chief Compliance Officer
Titanium Asset Management Corp.	Member
Robert E. Kelly	Vice Chairman

*The address for all of the above is 1801 East 9th  Street, Suite 1400, Cleveland, OH 33113, except for Titanium Asset Management Corp. and Robert E. Kelly, both residing at 777 E. Wisconsin Ave., Milwaukee, WI 53202.

Other Funds Advised by Boyd Watterson. As of the Record Date, Boyd Watterson is sub-advisor to the American Independence Boyd Watterson Core Plus Fund, which does not have a similar investment objective as the Fund. Boyd Watterson does not manage any other investment companies with similar investment objective as the Fund.

Relationships with the Fund.  No officer or Trustee of the Fund is an officer, employee, director, general partner or shareholder of Boyd Watterson or has any material direct or indirect interest in Boyd Watterson or any other person controlling, controlled by or under common control with Boyd Watterson.

During the fiscal year ended October 31, 2013, the Fund paid no commissions to brokers affiliated with Boyd Watterson.

Expenses Related to Proposal 1

All mailing, proxy solicitation and tabulation expenses associated with the Proposal will be borne by both the Adviser and Boyd Watterson and its affiliates.

Vote Required for Proposal 1

Shareholders of the Fund who own shares at the close of business on the Record Date will be entitled to notice of, and vote at, the Special Meeting. Each whole share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

Approval of Proposal 1 requires the vote of a “majority of the outstanding voting securities” entitled to vote on the proposal, as defined in the 1940 Act, which means either (i) the vote of 67% or more of the voting securities entitled to vote on the proposal that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities entitled to vote on the proposal, whichever is less.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED NEW INVESTMENT SUB-ADVISORY AGREEMENT.

_____________________

ADDITIONAL INFORMATION ABOUT THE FUND

As of the Record Date, to the knowledge of the Trust’s management, the officers and Trustees of the Trust owned, collectively, less than 1% of the shares of the Fund. To the knowledge of the Trust’s management, at the close of business on the Record Date, the only persons owning beneficially more than five percent of the outstanding shares of the Fund were those listed in Appendix B.

Each share of the Fund is entitled to one vote. Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares owned as of the Record Date. For the Fund, as of the Record Date, the total number of shares outstanding and entitled to vote and the total net assets represented by those shares was as follows:

Fund	Total Number of Shares	Total Net Assets
Boyd Watterson Short-Term Enhanced Bond Fund	2,149,673	$21,730,314

Shareholder Meeting Costs and Voting Procedures

Costs. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies related to the required approvals will be paid by American Independence, including any additional solicitation made by letter or telephone. Such costs are expected to range from $4,000 to $7,000.

Voting Information. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of American Independence and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.

Approval of Proposal 1 requires an affirmative vote of the lesser of (i) 67% or more of the shares of each Fund present at the Meeting if more than 50% of the outstanding shares of that Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of that Fund.

Adjournment. In the event that a quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. In the absence of a quorum, the persons named as proxies will vote all shares represented by proxy and entitled to vote in favor of such adjournment. If a quorum is present but insufficient votes have been received to approve the Proposal, the persons named as proxies will vote in favor of such adjournment with respect to the Proposal those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment with respect to the Proposal those proxies required to be voted against the Proposal, provided that broker non-votes will be disregarded for this purpose.

Effect of Abstentions and Broker Non-Votes. In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented, but which abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum, or majority of voting shares, is present for the conduct of business at the Meeting.  Under applicable law, abstentions and broker non-votes do not constitute votes “for” or “against” any proposal and will be disregarded in determining votes cast for purposes of determining whether a proposal has received a majority of the outstanding voting shares.

Trust’s Distributor

Matrix Capital Group, Inc., which is located at 242 East 72nd Street, New York, NY 10021, serves as the Distributor for the Fund pursuant to a Distribution Agreement with the Trust.

Fund Administration

American Independence Financial Services, LLC, located at 230 Park Avenue, Suite 534, New York, NY 10169, serves as the administrator to the Trust and provides day-to-day administrative services pursuant to an Administration Agreement. American Independence also provides the Trust with office space, facilities and business equipment and generally administers the Trust’s business affairs and provides the services of executive and clerical personnel for administering the affairs of the Trust.

American Independence has contracted with UMB Fund Services, Inc. to provide certain sub-administrative services to the Funds pursuant to a Sub-Administration Services Agreement.

Affiliated Broker

During the Funds’ most recent fiscal year, none of the Funds paid commissions on portfolio brokerage transactions to brokers who may be deemed to be affiliated persons of the Trust, American Independence or Boyd Watterson, or affiliated persons of such persons.

Shareholder Communications and Proposals

Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Trust at its principal offices a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement and form or forms of proxy relating to such meeting.

April 8, 2014

By Order of the Board of Trustees
/s/ Theresa Donovan
Theresa Donovan
Secretary American Independence Funds Trust

APPENDIX A

[Form of]

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this __________________, 2014 by and between American Independence Financial Services, LLC (the "Adviser"), and Boyd Watterson Asset Management, LLC (the “Sub-Adviser");

WHEREAS, the American Independence Funds Trust (the "Trust"), a Delaware business trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), consisting of several Funds of shares, each having its own investment policies; and

WHEREAS, the Trust has retained American Independence Financial Services, LLC ("AIFS") to provide the Trust with business and asset management services for the Strategic Income Fund (the "Fund"), subject to the control of the Trust's Board of Trustees;

WHEREAS, the Trust has retained the Adviser to provide the Trust with business and asset management services for the Fund;

WHEREAS, the Trust’s agreement with the Adviser permits the Adviser to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment management services to the Fund, and the Sub-Adviser is willing to render such services;

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Sub-Adviser. The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the Fund’s assets and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Fund, to determine in the Sub-Adviser's discretion the securities to be purchased or sold, to provide the Adviser and the Trust with records concerning the Sub-Adviser's activities which the Trust is required to maintain, and to render regular reports to the Adviser and to the Trust's officers and Trustees concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the Adviser's oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Trust's current registration statement as amended from time to time, and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Adviser will instruct the Trust's Custodian(s) to hold and/or transfer the Fund’s assets in accordance with Proper Instructions received from the Sub-Adviser. (For this purpose, the term "Proper Instructions" shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodians.) The Sub-Adviser will not be responsible for Trust expenses except as specified in this Agreement.

2. Fund Transactions. The Sub-Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Sub-Adviser or any of its affiliates) that will execute the purchases and sales of securities for the Funds and is directed to use its best efforts to obtain the best net results with respect to brokers' commissions and discounts as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Sub-Adviser or any of its affiliates. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to each Fund’s transactions as they may reasonably request.

3. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser as provided in Sections 1 and 2 of this Agreement, the Adviser shall pay to the Sub-Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Sub-Adviser quarterly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the average month-end assets of the Fund during the relevant quarter. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s).

4. Other Services. At the request of the Trust or the Adviser, the Sub-Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Sub-Adviser and billed to the Trust or the Adviser at a price to be agreed upon by the Sub-Adviser and the Trust or the Adviser.

5. Reports. The Adviser (on behalf of the Trust) and the Sub-Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Sub-Adviser. The services of the Sub-Adviser to the Trust are not to be deemed exclusive, and the Sub-Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent to the Adviser or the Trust.

7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Adviser or the Trust are the property of the Adviser or the Trust and will be surrendered promptly to the Adviser or Trust on request.

8. Liability of Sub-Adviser. No provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registration statement as required by law.

10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fails to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days' nor more than 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty, on 60 days' written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the primary office of such party, unless such party has previously designated another address.

As used in this Section 10, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Boyd Watterson Asset Management, LLC                   American Independence Financial.

                                                                                    Services, LLC

By:_______________________                                 By:_______________________

      Timothy Hyland                                                                Eric Rubin

Title:____________________                                    Title:____________________

                                                                                                President

Schedule A

to the

Investment Sub-Advisory Agreement

between

American Independence Financial Services, LLC

and

Boyd Watterson Asset Management, LLC

For the

American Independence Boyd Watterson Short-Term Enhanced Bond Fund

American Independence Financial Services, LLC shall pay compensation to Boyd Watterson Asset Management pursuant to section 3 of the Investment Sub-Advisory Agreement between said parties in accordance with the following annual percentage rates:

            A pro rata portion of the advisory fee, payable by the Fund, at a rate of 0.20% (net of fees and waivers)

of the monthly average net assets of the Fund

DATED: _________________, 2014

APPENDIX B

BENEFICIAL OWNERS OF TRUST SHARES

As of the Record Date, the table below provides information on the persons owning, or beneficially owning, as of record 5% or more of the Fund.

Fund	Name and Address of Beneficial Owner	Shares Outstanding	Percent of Class
BOYD WATTERSON SHORT-TERM ENHANCED BOND FUND – INSTITUTIONAL CLASS	MITRA & CO FBO NJ 11270 W PARK PL STE 400 MILWAUKEE WI 53224-3638	802,806	37.35%

	VALLEE & CO FBO NJ 11270 W PARK PL STE 400 MILWAUKEE WI 53224-3638	440,211	20.48%

	MARIL & CO FBO NJ 11270 W PARK PL STE 400 MILWAUKEE WI 53224-3638	354,364	16.49%

	NFS LLC FEBO MARSHALL & ILSLEY TRUST CO 11270 W PARK PL; SUITE 400 MILWAUKEE WI 53224	239,487	11.14%

BOYD WATTERSON SHORT-TERM ENHANCED BOND FUND – CLASS A	PERSHING LLC P O BOX 2052 JERSEY CITY NJ 07303-2052	232,963	10.83%

B-1

PROXY CARD

AMERICAN INDEPENDENCE FUNDS TRUST

American Independence Boyd Watterson Short-Term Enhanced Bond Fund

230 Park Avenue, Suite 534

New York, NY  10169

(866) 410-2006

www.aifunds.com

SPECIAL MEETING OF SHAREHOLDERS

April 25, 2014

The undersigned hereby appoints Eric M. Rubin, Theresa Donovan and Susan Silva, as his or her attorney and proxy with full power of substitution to vote and act with respect to all shares of the separate investment series listed above (the “Fund”) of the American Independence Funds Trust (the “Trust”) as held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on April 25, 2014, at 230 Park Avenue, Suite 534, New York, NY  10169, and at any adjournment thereof (the “Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote “FOR” the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST.  The Board of Trustees recommends that you vote FOR  ALL PROPOSALS.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

Proposal 1:	FOR	AGAINST	ABSTAIN
To approve the New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Boyd Watterson Asset Management, LLC on behalf of the Fund.	[ ]	[ ]	[ ]
Proposal 2:	FOR	AGAINST	ABSTAIN
To approve any other matters as may properly come before the Meeting and any adjournment or postponement thereof.	[ ]	[ ]	[ ]

This proxy will be voted as specified.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated _____________________

_____________________________________

Name of Shareholder(s) — Please print or type

_____________________________________

Signature(s) of Shareholder(s)

_____________________________________

Signature(s) of Shareholder(s)

NOTE: Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.